UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2017

Tellurian Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-5507	06-0842255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Louisiana Street, Suite 3100, Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 962-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 31, 2017, GE Oil & Gas, Inc., the holder of all 5,467,851 shares of Tellurian Investments Inc. Series A Preferred Stock (the “Series A Preferred Stock”), exchanged those shares into an equal number of shares of Tellurian Inc. Series B Preferred Stock (the “Series B Preferred Stock”) pursuant to the terms of the Tellurian Investments Inc. Certificate of Incorporation. Tellurian Investments Inc. is a wholly-owned subsidiary of Tellurian Inc. (the “Company”). As previously disclosed, (i) the terms of the Series B Preferred Stock are substantially similar to those of the Series A Preferred Stock except that they were issued by the Company rather than Tellurian Investments Inc. and (ii) the Series B Preferred Stock is exchangeable at any time into shares of the Company’s common stock on a one-for-one basis, subject to anti-dilution adjustments in certain circumstances. In connection with the exchange, on April 6, 2017, the Company filed Certificates of Correction with the Delaware Secretary of State to (i) reference the existence of the Series B Preferred Stock in the Company’s Restated Certificate of Incorporation and (ii) include the designated number of shares of the Series B Preferred Stock in the Certificate of Designations governing such stock. The Certificates of Correction are attached as Exhibits 3.1 and 3.2 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

See exhibit index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELLURIAN INC.

By:	/s/ Antoine J. Lafargue
Antoine J. Lafargue Chief Financial Officer

Date: April 6, 2017

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Correction to the Restated Certificate of Incorporation of Tellurian Inc.

3.2	Certificate of Correction to the Certificate of Designations of Series B Convertible Preferred Stock of Tellurian Inc.